                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                       ---------------------------------


                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


  A National Banking Association                                36-0899825
                                                             (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois               60670-0126
 (Address of principal executive offices)                 (Zip Code)


                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


                       ---------------------------------
                         TRUE NORTH COMMUNICATIONS INC.
              (Exact name of obligor as specified in its charter)




                Delaware                                       36-1088161
    (State or other jurisdiction of                         (I.R.S. employer
     incorporation or organization)                      identification number)

          101 East Erie Street
           Chicago, Illinois                                   60611-2897
(Address of principal executive offices)                       (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation, Washington, D.C.;
          The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)   Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8th day of June, 1999.



            The First National Bank of Chicago,
            Trustee


            By /s/ Sandra L. Caruba
               ---------------------
               Sandra L. Caruba
               Vice President


* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                             June 8, 1999



Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between True North Communications Inc. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                          Very truly yours,

                          The First National Bank of Chicago



                          By /s/ Sandra L. Caruba
                             ---------------------
                             Sandra L. Caruba
                             Vice President

                                   EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago Call Date: 03/31/99
                       ST-BK: 17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460           Page RC-1
City, State  Zip:      Chicago, IL 60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                          Dollar Amounts in thousands     C400
                                          RCFD    BIL MIL THOU            ----
                                          ----    ------------
ASSETS
1.   Cash and balances due from
     depository institutions (from
     Schedule RC-A):                      RCFD
                                          ----
     a. Noninterest-bearing balances
        and currency and coin(1)......... 0081      3,809,517             1.a
     b. Interest-bearing balances(2)..... 0071      4,072,166             1.b
2.   Securities
     a. Held-to-maturity securities
        (from Schedule RC-B, column A)... 1754              0             2.a
     b. Available-for-sale securities
        (from Schedule RC-B, column D)... 1773     12,885,728             2.b
3.   Federal funds sold and securities
     purchased under agreements to
     resell.............................. 1350      4,684,756             3.
4.   Loans and lease financing
     receivables:
     a. Loans and leases, net of          RCFD
        unearned income (from Schedule    ----
        RC-C)............................ 2122     34,304,806             4.a
     b. LESS: Allowance for loan and
        lease losses..................... 3123        411,476             4.b
     c. LESS: Allocated transfer risk
        reserve.......................... 3128          3,884             4.c
     d. Loans and leases, net of
        unearned income, allowance, and   RCFD
        reserve (item 4.a minus 4.b and   ----
        4.c)............................. 2125     33,889,446             4.d
5.   Trading assets (from Schedule RD-D). 3545      5,100,499             5.
6.   Premises and fixed assets
     (including capitalized leases)...... 2145        754,052             6.
7.   Other real estate owned (from
     Schedule RC-M)...................... 2150          5,244             7.
8.   Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M)...... 2130        201,068             8.
9.   Customers' liability to this bank
     on acceptances outstanding.......... 2155        265,041             9.
10.  Intangible assets (from Schedule
     RC-M)............................... 2143        285,709            10.
11.  Other assets (from Schedule RC-F)... 2160      2,987,184            11.
12.  Total assets (sum of items 1
     through 11)......................... 2170     68,940,410            12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of Chicago Call Date: 03/31/99
                        ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460  Page RC-2
City, State  Zip:       Chicago, IL 60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Schedule RC-Continued

                                                  Dollar Amounts in
                                                      Thousands
                                                      ---------
LIABILITIES
13.  Deposits
     a. In domestic offices (sum of           RCON
        totals of columns A and C             ----
        from Schedule RC-E, part 1).......    2200       22,163,664       13.a
        (1) Noninterest-bearing(1)........    6631        9,740,100       13.a1
        (2) Interest-bearing..............    6636       12,423,564       13.a2

     b. In foreign offices, Edge and          RCFN
        Agreement subsidiaries, and           ----
        IBFs (from Schedule RC-E, part II)    2200       19,273,426       13.b
        (1) Noninterest bearing...........    6631          334,741       13.b1
        (2) Interest-bearing..............    6636       18,938,685       13.b2
14.  Federal funds purchased and securities
     sold under agreements to repurchase:     RCFD 2800   4,405,792       14
15.  a. Demand notes issued to the
        U.S. Treasury.....................    RCON 2840     173,505       15.a
     b. Trading Liabilities (from
        Schedule RC-D)....................    RCFD 3548   4,824,567       15.b

16.  Other borrowed money:                    RCFD
     a. With original maturity of one year    ----
        or less...........................    2332        7,453,761       16.a
     b. With original maturity of more than
        one year..........................    A547          330,300       16.b
     c. With original maturity of more than
        three years.......................    A548          357,737       16.c

17.  Not applicable
18.  Bank's liability on acceptance executed
     and outstanding......................    2920          265,041       18.
19.  Subordinated notes and debentures....    3200        2,600,000       19.
20.  Other liabilities (from Schedule RC-G)   2930        1,878,367       20.
21.  Total liabilities (sum of items 13
     through 20)..........................    2948       63,726,160       21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related
     surplus..............................    3838                0       23.
24.  Common stock.........................    3230          200,858       24.
25.  Surplus (exclude all surplus related
     to preferred stock)..................    3839        3,239,836       25.
26.  a. Undivided profits and capital
        reserves..........................    3632        1,813,367       26.a
     b. Net unrealized holding gains
        (losses) on available-for-sale
        securities........................    8434          (37,357)      26.b
     c. Accumulated net gains (losses)
        on cash flow hedges...............    4336                0       26.c
27.  Cumulative foreign currency translation
     adjustments..........................    3284           (2,454)      27.
28.  Total equity capital (sum of items 23
     through 27)..........................    3210        5,214,250       28.
29.  Total liabilities, limited-life
     preferred stock, and equity capital
     (sum of items 21, 22, and 28)........    3300       68,940,410       29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996 ....................RCFD 6724 ....... -------
                                                        N/A      Number
                                                       -------   M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work
-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.